UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 9, 2014

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may, “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

On June 9, 2014, our subsidiary Asterias Biotherapeutics, Inc. (“Asterias”) appointed Pedro Lichtinger as its President and Chief Executive Officer and entered into an Employment Agreement with him providing him with a base salary of $400,000 per year.  Mr. Lichtinger was granted options under the Asterias Equity Incentive Plan to purchase 1,000,000 shares of Asterias Series B common stock.  The options granted have an exercise price of $2.34 per share, which is based on the fair market value of Asterias Series B common stock as determined by Asterias’ Board of Directors, and will vest, and thereby become exercisable, in 48 equal monthly installments based upon Mr. Lichtinger’s continued employment, and will expire if not exercised in seven years from the date of grant.  In addition, Mr. Lichtinger will receive 200,000 shares of Asterias Series B Common Stock as “Restricted Stock” under the Asterias Equity Incentive Plan which will be subject to restrictions on transfer and to forfeiture until the shares vest.  The Restricted Stock will vest at the rate of 16,667 shares per month while Mr. Lichtinger remains employed by Asterias.  Mr. Lichtinger may receive salary increases, bonuses, and additional awards of stock options and Restricted Stock approved by the Asterias Board of Directors, implementing a compensation philosophy which targets the 50th percentile of a group of comparator companies selected by the Asterias Board of Directors or a compensation committee of the Asterias Board of Directors, and in the case of bonuses, based on the attainment of goals or milestones set by the Asterias Board of Directors or a compensation committee of the Asterias Board of Directors.

Mr. Lichtinger’s employment agreement contains provisions entitling him to severance benefits under certain circumstances. If Asterias terminates Mr. Lichtinger’s employment without “cause” or if he resigns for “good reason” as those terms are defined in his employment agreement, he will be entitled to severance benefits. If Mr. Lichtinger has been employed by Asterias for one year or less his severance benefits will be payment of three months base salary.  If he has been employed by Asterias for more than one year, his severance benefits will be payment of six months base salary and 50% of his then unvested Asterias stock options will vest. The cash severance compensation may be paid in a lump sum or, at Asterias’ election, in installments consistent with the payment of the executive’s salary while employed by Asterias. If Mr. Lichtinger’s employment is terminated without “cause” or if he resigns for “good reason” within twelve months following a “Change of Control,” he will be entitled to twelve months base salary, payable in a lump sum, and 100% of his then unvested Asterias options will vest and the restrictions on 100% of his Restricted Stock will expire. In order to receive the severance benefits, Mr. Lichtinger must execute a general release of all claims against Asterias and must return all Asterias property in his possession.

“Change of Control” means (A) the acquisition of Asterias voting securities by a person or an Affiliated Group entitling the holder to elect a majority of the directors of Asterias; provided, that an increase in the amount of voting securities held by a person or Affiliated Group who on the date of the Employment Agreement beneficially owned (as defined in Section 13(d) of the Exchange Act, and the regulations thereunder) more than 10% of the Asterias voting securities shall not constitute a Change of Control; and provided, further, that an acquisition of Asterias voting securities by one or more persons acting as an underwriter in connection with a sale or distribution of voting securities shall not constitute a Change of Control, (B) the sale of all or substantially all of Asterias’ assets; or (C) a merger or consolidation in which Asterias merges or consolidates into another corporation or entity in which Asterias shareholders immediately before the merger or consolidation do not own, in the aggregate, voting securities of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity) entitling them, in the aggregate (and without regard to whether they constitute an Affiliated Group) to elect a majority of the directors or persons holding similar powers of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity). A Change of Control shall not be deemed to have occurred if all of the persons acquiring Asterias voting securities or assets, or merging or consolidating with Asterias, are one or more of Asterias’ direct or indirect subsidiaries or parent corporations. “Affiliated Group” means (A) a person and one or more other persons in control of, controlled by, or under common control with, such person; and (B) two or more persons who, by written agreement among them, act in concert to acquire voting securities entitling them to elect a majority of Asterias’ directors. “Person” includes both people and entities.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 9, 2014, Pedro Lichtinger informed us that he has decided not to seek re-election as a director of BioTime at our next annual meeting of shareholders in order to focus his time on his duties as President and Chief Executive Officer of Asterias, and as a member of the Asterias Board of Directors to which he has been nominated.

Item 8 - Other Events

Item 8.01 - Other Events

On June 9, 2014, our subsidiary Asterias appointed Pedro Lichtinger as its President and Chief Executive Officer.  Mr. Lichtinger will succeed Dr. Michael D. West who had served as Asterias’ interim President and Chief Executive Officer since April 10 of this year.  Dr. West will resume his previous position as Asterias’ Vice President of Technology Integration and will continue to serve as BioTime’s President and Chief Executive Officer.

Mr. Lichtinger, 59, served as President, Chief Executive Officer, and a director of Optimer Pharmaceuticals, Inc., from May 2010 to February 2013.  Mr. Lichtinger previously served as an executive of Pfizer, Inc. from 1995 to 2009, including as President of Pfizer's Global Primary Care Unit from 2008 to 2009, Area President, Europe from 2006 to 2008, President, Global Animal Health from 1999 to 2006, and Regional President Europe Animal Health from 1995 to 1999.  Before joining Pfizer, Mr. Lichtinger was an executive of Smith Kline Beecham, last serving as Senior Vice-President Europe Animal Health from 1987 to 1995. Mr. Lichtinger serves as a director of BioTime and previously served as a director of Optimer Pharmaceuticals, Inc.  Mr. Lichtinger holds an MBA degree from the Wharton School of Business and an Engineering degree from the National University of Mexico.

Asterias’ Board of Directors has nominated Mr. Lichtinger to serve on its Board of Directors commencing with its annual meeting of stockholders to be held in July 2014.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release, dated June 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	June 12, 2014	By:	/s/ Michael D. West
Chief Executive Officer

Exhibit Number	Description
99.1	Press Release, dated June 12, 2014.